Brightcove Announces Financial Results for Fourth Quarter and Fiscal Year 2013

•	Fourth quarter revenue of $29.7 million, up 22% year-over-year
•	Fiscal year 2013 revenue of $109.9 million, up 25% year-over-year
•	Non-GAAP fourth quarter operating income of $1.7 million
•	Generated $7.3 million in operating cash flow, $3.4 million in free cash flow for fiscal year 2013

BOSTON, MA. (January 30, 2014) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud services for video, today announced financial results for the fourth quarter and fiscal year ended December 31, 2013.

“We are pleased to report a strong finish to the 2013 financial results, with quarterly results that exceeded our guidance on both the top and bottom line,” said David Mendels, Chief Executive Officer of Brightcove. “We believe we are at the very early stages of a fundamental disruption of the television market as the trends in consumer viewing move sharply towards online consumption. With our recently announced acquisition of Unicorn Media, we will be able to dramatically improve the ability of media companies to effectively target, personalize and monetize their online video content across the broadest range of devices.”

Fourth Quarter 2013 Financial Highlights:

Revenue: Total revenue for the fourth quarter of 2013 was $29.7 million, an increase of 22% compared to $24.3 million for the fourth quarter of 2012. Subscription and support revenue was $27.2 million, an increase of 17% compared with $23.2 million for the fourth quarter of 2012. Professional services and other revenue was $2.5 million, compared to $1.1 million for the fourth quarter of 2012.

Gross Profit: Gross profit for the fourth quarter of 2013 was $19.8 million, compared to $16.7 million for the fourth quarter of 2012, and gross margin for the fourth quarter of 2013 was 67%. Non-GAAP gross profit for the fourth quarter of 2013 was $20.1 million, representing a year-over-year increase of 18% and a non-GAAP gross margin of 68%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

Operating Income (Loss): Loss from operations was $1.0 million for the fourth quarter of 2013, compared to a loss of $4.6 million for the fourth quarter of 2012. Non-GAAP income from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses was $1.7 million for the fourth quarter of 2013, an improvement compared to a non-GAAP loss from operations of $1.4 million during the fourth quarter of 2012.

Net Income (Loss): Net loss attributable to common stockholders was $1.2 million, or $0.04 per diluted share, for the fourth quarter of 2013. This compares to a net loss attributable to common stockholders of $4.7 million, or $0.17 per diluted share, for the fourth quarter of 2012.

Non-GAAP net income attributable to common stockholders, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses and merger-related tax adjustments was $1.5 million for the fourth quarter of 2013, or $0.05 per diluted share, compared to a non-GAAP net loss attributable to common stockholders of $1.5 million for the fourth quarter of 2012, or a loss of $0.05 per diluted share.

Balance Sheet and Cash Flow: As of December 31, 2013, Brightcove had $36.1 million of cash, cash equivalents and investments, an increase from $34.1 million at September 30, 2013. Brightcove generated $2.5 million in cash from operations and invested $1.5 million in capital expenditures, leading to free cash flow of $1.0 million for the fourth quarter of 2013. Free cash flow was $2.5 million for the fourth quarter of 2012. Subsequent to the end of the quarter, the company will use approximately $9.0 million of cash and cash equivalents as part of the consideration paid for the acquisition of Unicorn Media.

Full Year 2013 Financial Highlights:

Revenue: Total revenue was $109.9 million for 2013, an increase of 25% compared to $88.0 million for 2012. Subscription and support revenue was $103.1 million, an increase of 22% compared with $84.3 million for 2012. Professional services and other revenue was $6.8 million, an increase compared to $3.7 million for 2012.

Gross Profit: Gross profit was $73.1 million for 2013, compared to $60.6 million for 2012, and gross margin was 67% for 2013. Non-GAAP gross profit was $74.5 million for 2013, representing a year-over-year increase of 22% and a non-GAAP gross margin of 68%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

Operating Income (Loss): Loss from operations was $9.5 million for 2013, compared to a loss of $15.4 million for 2012. Non-GAAP income from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses was $694 thousand for 2013, an improvement compared to a non-GAAP loss from operations of $7.1 million for 2012.

Net Loss: Net loss attributable to common stockholders was $10.3 million, or $0.36 per diluted share, for 2013. This compares to a net loss attributable to common stockholders of $13.9 million, or $0.57 per diluted share, for 2012.

Non-GAAP net loss attributable to common stockholders, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses and merger-related tax adjustments, was $76 thousand for 2013, or $0.00 per diluted share, compared to a non-GAAP net loss attributable to common stockholders of $8.3 million for 2012, or $0.34 per diluted share.

Cash Flow: Brightcove generated $7.3 million in cash from operations and invested $3.9 million in capital expenditures, leading to free cash flow of $3.4 million for the full year 2013. Free cash flow was $(7.5) million for 2012.

A reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Fourth Quarter and Recent Highlights

•	New customers added in the fourth quarter included Boston Globe Media Partners, Cubist Pharmaceuticals, Dick Clark Productions, Rosetta Stone, TVN SA and VERITAS.
•	Entered into a definitive agreement to acquire Unicorn Media, a leading provider of cloud video ad insertion technology, for $49 million. With the acquisition of Unicorn, Brightcove will enable media companies to more effectively monetize their growing array of online video content across the broadest range of devices. Unicorn’s product line, which includes its flagship product Once, will be rebranded as Brightcove Once.
•	Derek Harrar, former Comcast senior vice president and general manager of video and entertainment services, joined the Brightcove Board of Directors.

Fiscal Year 2014 Financial Highlights:

Business Outlook

Based on information as of today, January 30, 2014, the Company is issuing the following financial guidance:

First Quarter 2014*: The Company expects revenue to be $28.8 million to $29.5 million, and non-GAAP operating loss to be $2.5 million to $2.9 million. Assuming approximately 31.1 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.09 to $0.10, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses.

Full Year 2014*: The Company is reiterating the guidance issued on January 6th for revenue to be $126.0 million to $130.0 million, and non-GAAP operating loss to be $9.0 million to $12.0 million. Assuming approximately 32.1 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.31 to $0.40, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses.

*With respect to the Company's expectations under “Business Outlook" above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because at this time the Company is unable to forecast the amortization of intangible assets related to the anticipated acquisition of Unicorn Media, which is a reconciling item between those Non-GAAP and GAAP measures. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available at this time.

Conference Call Information

Brightcove will host a conference call today, January 30, 2014, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13574378. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud services for video, offers a family of products that revolutionize the way organizations deliver video experiences. The company's products include Video Cloud, the market-leading online video platform and Zencoder, a leading cloud-based media processing service and HTML5 video player technology provider. Brightcove has more than 6,300 customers in over 70 countries that rely on Brightcove cloud content services to build and operate video experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter of 2014 and full year 2014, our position to execute on our growth strategy, our ability to expand our leadership position and market opportunity and the successful completion of our acquisition of Unicorn Media. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the successful completion of the acquisition of Unicorn Media, difficulties integrating the techonologies, products, operations, existing contracts and personnel of Unicorn Media and realizing the anticipated benefits of the combined business; our history of losses, our limited operating history; expectations regarding the widespread adoption of customer demand for our products; our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry, our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption "Risk Factors" in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) attributable to common stockholders and non-GAAP basic and diluted net income (loss) per share attributable to common stockholders. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove's ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related costs and merger-related income tax adjustments. Merger-related costs include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Merger-related income tax adjustments include one-time charges or benefits that are incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Kristin Leighton

Brightcove, Inc

kleighton@brightcove.com

617-245-5094

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$33,047	$21,708
Short-term investments	3,061	8,264
Restricted cash	121	102
Accounts receivable, net of allowance	21,560	18,956
Prepaid expenses and other current assets	4,011	2,987
Deferred tax asset	125	187
Total current assets	61,925	52,204
Long-term investments	-	3,069
Property and equipment, net	8,795	8,400
Intangible assets, net	8,668	10,387
Goodwill	22,018	22,018
Restricted cash	201	201
Other assets	1,519	714
Total assets	$103,126	$96,993

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,067	$619
Accrued expenses	14,528	11,639
Deferred revenue	23,571	19,103
Total current liabilities	41,166	31,361
Deferred revenue, net of current portion	247	113
Other liabilities	1,333	1,027
Total liabilities	42,746	32,501

Stockholders' Equity:
Common stock	29	28
Additional-paid-in-capital	176,928	167,912
Accumulated other comprehensive (loss) income	(453)	572
Accumulated deficit	(116,124)	(105,862)
Total stockholders’ equity attributable to Brightcove Inc.	60,380	62,650
Non-controlling interest in consolidated subsidiary	-	1,842
Total stockholders’ equity	60,380	64,492
Total liabilities and stockholders' equity	$103,126	$96,993

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue:
Subscription and support revenue	$27,229	$23,200	$103,116	$84,257
Professional services and other revenue	2,517	1,138	6,779	3,716
Total revenue	29,746	24,338	109,895	87,973
Cost of revenue: (1) (2)
Cost of subscription and support revenue	7,764	6,303	29,205	22,553
Cost of professional services and other revenue	2,192	1,300	7,585	4,831
Total cost of revenue	9,956	7,603	36,790	27,384
Gross profit	19,790	16,735	73,105	60,589
Operating expenses: (1) (2)
Research and development	5,402	5,213	21,052	18,725
Sales and marketing	10,145	10,543	41,000	38,725
General and administrative	4,638	4,968	18,478	16,734
Merger-related	608	617	2,069	1,852
Total operating expenses	20,793	21,341	82,599	76,036
Loss from operations	(1,003)	(4,606)	(9,494)	(15,447)
Other expense, net	(179)	-	(538)	(494)
Loss before income taxes and non-controlling interest in consolidated subsidiary	(1,182)	(4,606)	(10,032)	(15,941)
Provision for (benefit from) income taxes	63	(267)	212	(3,489)
Consolidated net loss	(1,245)	(4,339)	(10,244)	(12,452)
Net income attributable to noncontrolling interest in consolidated subsidiary	-	(312)	(20)	(734)
Net loss attributable to Brightcove Inc.	(1,245)	(4,651)	(10,264)	(13,186)
Accretion of dividends on redeemable convertible preferred stock	-	-	-	(733)
Net loss attributable to common stockholders	$(1,245)	$(4,651)	$(10,264)	$(13,919)

Net loss per share attributable to common stockholders—basic and diluted	$(0.04)	$(0.17)	$(0.36)	$(0.57)

Weighted-average shares —basic and diluted	28,845	27,858	28,351	24,626

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$63	$39	$248	$125
Cost of professional services and other revenue	32	37	149	116
Research and development	289	279	1,191	687
Sales and marketing	584	556	2,225	1,606
General and administrative	697	1,264	2,588	3,309

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$253	$253	$1,012	$379
Research and development	10	10	39	15
Sales and marketing	167	167	667	250

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
	2013	2012
Operating activities
Net loss	$(10,244)	$(12,452)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,867	4,666
Stock-based compensation	6,401	5,843
Deferred income taxes	-	(3,600)
Change in fair value of warrants	-	(28)
Provision for reserves on accounts receivable	449	137
Amortization of premium on investments	73	133
Amortization of deferred financing costs	-	44
Loss on disposal of equipment	43	83
Changes in assets and liabilities:
Accounts receivable	(3,247)	(4,437)
Prepaid expenses and other current assets	(582)	424
Other assets	(819)	90
Accounts payable	2,117	(1,321)
Accrued expenses	2,475	3,732
Deferred revenue	4,785	5,477
Net cash provided by (used in) operating activities	7,318	(1,209)

Investing activities
Cash paid for acquisition, net of cash acquired	-	(27,210)
Purchases of investments	-	(14,063)
Maturities of investments	8,200	2,596
Purchases of property and equipment	(3,415)	(6,299)
Capitalization of internal-use software costs	(500)	(24)
Decrease in restricted cash	(19)	-
Net cash provided by (used in) investing activities	4,266	(45,000)

Financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of offering costs	-	56,763
Proceeds from exercise of stock options	1,830	1,346
Purchase of non-controlling interest in consolidated subsidiary	(1,084)	-
Payments under term loan	-	(7,000)
Net cash provided by financing activities	746	51,109

Effect of exchange rate changes on cash	(991)	(419)

Net increase in cash and cash equivalents	11,339	4,481
Cash and cash equivalents at beginning of period	21,708	17,227
Cash and cash equivalents at end of period	$33,047	$21,708

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
GROSS PROFIT:
GAAP gross profit	$19,790	$16,735	$73,105	$60,589
Stock-based compensation expense	95	76	397	241
Amortization of acquired intangible assets	253	253	1,012	379
Non-GAAP gross profit	$20,138	$17,064	$74,514	$61,209
LOSS FROM OPERATIONS:
GAAP loss from operations	$(1,003)	$(4,606)	$(9,494)	$(15,447)
Stock-based compensation expense	1,665	2,175	6,401	5,843
Merger-related expenses	608	617	2,069	1,852
Amortization of acquired intangible assets	430	430	1,718	644
Non-GAAP income (loss) from operations	$1,700	$(1,384)	$694	$(7,108)
NET LOSS:
GAAP net loss attributable to common stockholders	$(1,245)	$(4,651)	$(10,264)	$(13,919)
Stock-based compensation expense	1,665	2,175	6,401	5,843
Accretion of dividends on redeemable convertible preferred stock	-	-	-	733
Merger-related expenses	608	617	2,069	1,852
Amortization of acquired intangible assets	430	430	1,718	644
Merger-related tax adjustments	-	(93)	-	(3,406)
Non-GAAP net income (loss) attributable to common stockholders	$1,458	$(1,522)	$(76)	$(8,253)
GAAP diluted net loss per share attributable to common stockholders	$(0.04)	$(0.17)	$(0.36)	$(0.57)
Non-GAAP diluted net income (loss) per share attributable to common stockholders	$0.05	$(0.05)	$(0.00)	$(0.34)
Shares used in computing GAAP diluted net loss per share attributable to common stockholders	28,845	27,858	28,351	24,626
Shares used in computing Non-GAAP diluted net income (loss) per share attributable to common stockholders	30,872	27,858	28,351	24,626